Exhibit 99.1

eMagin Reports Preliminary Results for the Fourth Quarter and Fiscal Year 2008

BELLEVUE, Wash.--(BUSINESS WIRE)--Mar. 24, 2009-- eMagin Corporation (OTCBB:EMAN), the leader in OLED microdisplays, issued selected preliminary results today for its fourth quarter and full year 2008. Each of the results reported are preliminary and may change as a result of the completion of the company’s yearend independent audit of financial statements covering the periods referenced.

eMagin expects to report revenues for the fourth quarter of 2008 of approximately $5.3 million, an increase of approximately 13.5% compared to the same period the prior year. Full year revenues are expected to be $18.7 million, approximately 7% greater than those reported in 2007.

Fourth quarter gross margin remained strong at 51% of revenues compared to 24% in the same period the prior year. Full year gross margin for 2008 is expected to be approximately 43%, a significant improvement over the 28% margin recorded for 2007.

Net income for the fourth quarter is approximately $0.6 million compared to a net loss of $1.2 million the prior year. For the full year 2008, the Company expects to record a loss of $1.9 million compared to a loss of $18.5 million in 2007.

“Through ongoing cost reduction efforts, improvements in our production processes and growth in sales, we have been able to substantially improve our performance,” noted Andrew G. Sculley, eMagin’s chief executive officer and president.

Audited financial results for the year ending December 31, 2008 are expected to be reported March 31, 2009. On that day the Company will host a teleconference for investors and analysts to discuss the results at 5pm eastern time.

About eMagin Corporation

A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company's own Z800 3DVisor(TM) provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York. System design facilities, sales and marketing, and finance functions are located in Bellevue, Washington. eMagin has been named to Deloitte's prestigious Washington State Technology Fast 50, ranking 15th on the listing of the 50 fastest growing technology, media, telecommunications, and life sciences companies in the state.

For more information about eMagin and its OLED microdisplays, visit www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Source: eMagin Corporation

eMagin Corporation
Paul Campbell, 425-749-3622
pcampbell@emagin.com